Exhibit 10.1

MYR GROUP INC.

RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS
AWARD AGREEMENT
(Executive Officer)

    This AGREEMENT (this “Agreement”) is made as of March ___, 20___, by and between MYR Group Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”).

1.Grant of Restricted Stock Units. Pursuant to the MYR Group Inc. 2017 Long-Term Incentive Plan (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted, as of March ___, 20___ (the “Date of Grant”), to the Participant [______] Restricted Stock Units.
2.Rights of the Participant. Each Restricted Stock Unit, upon becoming vested before its expiration, represents a right to receive payment in the form of one (1) share of Common Stock. Each tandem Dividend Equivalent represents a right to receive cash payments equivalent to the amount of cash dividends declared and paid on one (1) share of Common Stock after the Date of Grant and until the earlier of (a) the time the Restricted Stock Units vest and become payable or (b) the date the Restricted Stock Units are forfeited/expire. Restricted Stock Units and Dividend Equivalents are used solely as units of measurement, and are not shares of Common Stock and the Grantee is not, and has no rights as, a shareholder of the Company by virtue of this Award. The Restricted Stock Units and Dividend Equivalents subject to this Agreement have been awarded to the Grantee in respect of services to be performed by the Participant during the vesting period.
3.Restrictions on Transfer. The rights to the Restricted Stock Units may not be transferred, assigned or subject to any encumbrance, pledge or charge; provided, however, that the Participant’s rights with respect to the Restricted Stock Units may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this Section 3 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock Units.
4.Vesting of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, the Restricted Stock Units shall vest in accordance with the vesting schedule set forth on Exhibit A hereto provided the Participant remains continuously employed by the Company until the applicable vesting date(s) listed on Exhibit A (or as otherwise provided in Section 5 of this Agreement).
5.Accelerated Vesting. Notwithstanding the provisions of Section 4 hereof, the Restricted Stock Units covered by this Agreement shall become immediately vested in full if any of the following circumstances apply:
(a)Termination without Cause or Good Reason: The Participant’s employment with the Company is terminated without “Cause” or with “Good Reason” (as each term is defined in the Participant’s current Employment Agreement with the Company, as may be amended from time to time (the “Employment Agreement”)).
(b)Death or Disability: The Participant’s employment with the Company is terminated due to the Participant’s death or “Disability” (as such term is defined in the Employment Agreement).

(c)Change in Control: A Change in Control occurs while the Participant is an employee of the Company.
6.Payment of Restricted Stock Units. Except as provided in the next sentence, payment of any vested Restricted Stock Units subject to this Agreement shall be made as soon as administratively practicable following (but no later than thirty (30) days following) the date that the Restricted Stock Units vest pursuant to Section 4 or 5 hereof. To the extent applicable, if the Restricted Stock Units become payable on the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code, the Participant is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, and the amount payable hereunder constitutes a “deferral of compensation” (within the meaning of Section 409A of the Code), then payment for the Restricted Stock Units shall be made on the earlier of the first day of the seventh month after the date of the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code or the Participant’s death. Payment shall be in the form of delivery of one (1) share of Common Stock for each vested Restricted Stock Unit.
To the extent that the Company is required to withhold any federal, state, provincial, local or foreign taxes in connection with any delivery of shares of Common Stock to the Participant, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Participant shall pay such taxes by the Company’s retention of a portion of the shares of Common Stock otherwise deliverable to the Participant. The shares so retained shall be credited against such withholding requirement at the fair market value on the date of such delivery. In the event additional taxes are required to be withheld by the Company the Participant agrees to a payroll deduction for the amount of the withholding requirement.
The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, or the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents, and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
Except to the extent provided by Section 409A of the Code and permitted by the Committee, no shares of Common Stock may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement. The Company’s obligations to the Participant with respect to the Restricted Stock Units will be satisfied in full upon the issuance of shares of Common Stock corresponding to such Restricted Stock Units.

7.Forfeiture/Expiration. Except to the extent the Restricted Stock Units covered by this Agreement have vested pursuant to Section 4 or 5 hereof, the Participant’s right to retain the Restricted Stock Units covered by this Agreement shall be forfeited automatically and without further notice on the date that the Participant ceases to be an employee of the Company for any reason other than as described in Section 5.
8.Dividend Equivalents Payments. With respect to each of the Restricted Stock Units covered by this Agreement, the Participant shall be credited on the records of the Company with dividend equivalents in an amount equal to the amount per share of Common Stock of any cash dividends declared by the Board on the outstanding shares of Common Stock during the period beginning on the Date of Grant and ending either on the date on which the Participant receives payment for the Restricted Stock Units pursuant to Section 6 hereof or at the time when the Restricted Stock Units are forfeited in accordance with Section 7 of this Agreement. These dividend equivalents will accumulate without interest and, subject to the terms and conditions of this Agreement, will be paid in cash at the same time and to the same extent as the Restricted Stock Units for which the dividend equivalents were credited.

9.Restrictive Covenants. If the Participant engages in any conduct in breach of any noncompetition, nonsolicitation or confidentiality obligations to the Company under any agreement, policy or plan, then such conduct shall also be deemed to be a breach of the terms of the Plan and this Agreement. Upon such breach, the Participant’s right to retain the Restricted Stock Units covered by this Agreement shall be forfeited automatically and without further notice and, if and to the extent any Restricted Stock Units covered by this Agreement have vested pursuant to Section 4 or 5 within a period of 18 months prior to such breach, the Participant shall be required to return to the Company, upon demand, any shares paid to the Participant in settlement of the Restricted Stock Units (or the net proceeds of any sales of such shares) and the value of any Dividend Equivalents paid. For purposes of this Section 9, net proceeds shall mean the net amount realized upon the disposition of the shares. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
10.Recovery of Restricted Stock Units. If (a) the Company restates any part of its financial statements for any fiscal year or years during which the Restricted Stock Units covered by this Agreement have been granted due to material noncompliance with any financial reporting requirement under the U.S. securities laws applicable to such fiscal year or years (a “Restatement”) and (b) the Committee determines that the Participant is personally responsible for causing the Restatement as a result of the Participant’s personal misconduct or any fraudulent activity on the part of the Participant, then the Committee has discretion to, based on applicable facts and circumstances and subject to applicable law, cause the Participant’s right to retain the Restricted Stock Units covered by this Agreement to be forfeited automatically and without further notice and, if and to the extent any Restricted Stock Units covered by this Agreement have vested pursuant to Section 4 or 5 within a period of 18 months prior to the Restatement, the Participant shall be required to return to the Company, upon demand, any shares paid to the Participant in settlement of the Restricted Stock Units (or the net proceeds of any sales of such shares) and the value of any Dividend Equivalents paid. For purposes of this Section 10, net proceeds shall mean the net amount realized upon the disposition of the shares. Notwithstanding anything herein to the contrary, the Participant’s consent shall not be required for an amendment to this Agreement that is deemed necessary by the Company to ensure compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) or any regulations promulgated thereunder, including as a result of the implementation of any recoupment policy the Company adopts to comply with the requirements set forth in the Dodd-Frank Act.
11.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions that arise and to exercise its discretionary authority under the Plan in connection with the grant of the Restricted Stock Units. The number of Restricted Stock Units subject to this Agreement, and the other terms and conditions of this award, are subject to mandatory adjustment as provided in Section 3.2 of the Plan.

12.Miscellaneous. All decisions or interpretations of the Committee with respect to any question arising under the Plan or this Agreement shall be binding, conclusive and final. The waiver by the Company of any provision of this Agreement shall not operate as or be construed to be a subsequent waiver of the same provision or of any other provision of this Agreement. The Participant agrees to execute such other agreements, documents or assignments as may be necessary or desirable to effect the purposes of this Agreement. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
13.Capitalized Terms. All capitalized terms used in this Agreement that are not defined herein shall have the meanings given them in the Plan or resolutions adopted by the Committee authorizing grants made under this Agreement, unless the context clearly requires otherwise.
14.Nature of Grant. Nothing in this Agreement will give the Participant any right to continue service as an employee of the Company or interfere in any way with the right of the Company to terminate the service of the Participant as an employee of the Company. Furthermore, the Participant acknowledges and agrees that (a) the grant of the Restricted Stock Units to the Participant is a voluntary, discretionary award and it does not constitute a commitment to make any future awards, (b) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, (c) all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company, (d) participation in the Plan is voluntary, (e) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty, and (f) in consideration of the grant of Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or shares of Common Stock received upon vesting, including (without limitation) any claim or entitlement resulting from termination of the Participant’s service with the Company (for any reason whatsoever and whether or not in breach of local laws), and the Participant hereby releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.

15.Information. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its Subsidiaries and affiliates, namely MYR Group Inc. (located in the United States) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant hereby understands that the Company and its Subsidiaries and affiliates hold (but only process or transfer to the extent required or permitted by local law) the following personal information about the Participant: the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, compensation, nationality, position, any shares of Common Stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (including the United States of America), and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon vesting. The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and in accordance with local law. The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s human resources representative. The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Company’s human resources representative.
*    *    *

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, as of the day and year first above written.

MYR GROUP INC.
By:______________________________________
Name: Kenneth M. Hartwick
Title: Chairman of the Board

    The undersigned Participant hereby acknowledges receipt of an executed copy of this Agreement and accepts the right to receive any Restricted Stock Units or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

______________________________________
Participant

Date: ___________________________

Exhibit A

Time-Based Restricted Stock Units Vesting Schedule

Date	Total Restricted Stock Units Vested
______ __, 20__
______ __, 20__
______ __, 20__